Exbibit 99.1

Footnote 2 to Form 4:

On November 30, 2012, Encore, LLC and Encore II, LLC sold 19,170 and 43,943 shares of Common Stock, respectively. On December 4, 2012, Encore, LLC and Encore II LLC sold 79,518 and 182,282 shares of Common Stock, respectively. After such sales, Encore, LLC and Encore II, LLC directly beneficially own 3,304,335 and 7,574,707 shares of Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the 3,304,335 shares of Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 7,574,707 shares of Common Stock directly owned by Encore II, LLC.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.  The reporting person is a Partner of Crestview L.L.C.

The reporting person disclaims beneficial ownership of the securities beneficially owned by Encore, LLC and Encore II, LLC except to the extent of his pecuniary interest therein.